EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2005, accompanying the consolidated financial statements of South Coast Bancorp, Inc. and Subsidiary appearing in the Amendment No. 4 to the Registration Statement and Prospectus on Form S-4 (File No. 333-138161) which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Los Angeles, California
March 13, 2007